Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.00005 per share, of Molecular Data Inc., a Cayman Islands company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 5, 2021.

TR GRAND FUND INC.

By:	/s/ WANG Yeming
WANG Yeming
Director

TR DINGSHENG (WUHAN) INVESTMENT CENTER (LIMITED PARTNER)

By:	Tianfeng Huiying (Wuhan) Investment Management Co., Ltd., its general partner

By:	/s/ WANG Yeming
WANG Yeming
Compliance Officer

TIANFENG HUIYING (WUHAN) INVESTMENT MANAGEMENT CO., LTD.

By:	/s/ WANG Yeming
WANG Yeming
Compliance Officer